Proxy Statement Pursuant to Section 14(a)
                       of the Securities Exchange of 1934

Filed by the Registrant  |X|

Filed by a Party other than the Registrant  |_|

Check the appropriate box:

|_|  Preliminary Proxy Statement

|_| Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))

|X|  Definitive Proxy Statement

|_|  Definitive Additional Materials

|_|  Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12


                      ORTHODONTIC CENTERS OF AMERICA, INC.
                (Name of Registrant as Specified in Its Charter)

     -----------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|  No fee required

|_|  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ---------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ---------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ---------------------------------------------------------------------

     (5)  Total fee paid:

          ---------------------------------------------------------------------

|_|  Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount previously paid:

          ---------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          ---------------------------------------------------------------------

     (3)  Filing Party:

          ---------------------------------------------------------------------

     (4)  Date Filed:

          ---------------------------------------------------------------------

                      ORTHODONTIC CENTERS OF AMERICA, INC.

                          5000 Sawgrass Village Circle
                                    Suite 25
                        Ponte Vedra Beach, Florida 32082

                                 April 10, 1998

TO THE STOCKHOLDERS OF
ORTHODONTIC CENTERS OF AMERICA, INC.:


     You are cordially invited to attend the 1998 Annual Meeting of Stockholders of Orthodontic Centers of America, Inc., to be held on Tuesday, May 12, 1998, at 1:00 p.m. (Eastern Time) at the Marriott at Sawgrass Resort in Ponte Vedra Beach, Florida.

     Please read the enclosed Annual Report to Stockholders and Proxy Statement for the 1998 Annual Meeting of Stockholders. Whether or not you plan to attend the Annual Meeting, please sign, date and return the enclosed proxy card as soon as possible so that your vote will be recorded. If you attend the Annual Meeting, you may withdraw your proxy and vote your shares personally.


                                        Sincerely,


                                        /s/ Gasper Lazzara, Jr., D.D.S.
                                        Gasper Lazzara, Jr., D.D.S.
                                        Chairman of the Board and
                                        Chief Executive Officer


                                    IMPORTANT

                 COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD
                             AND RETURN IT PROMPTLY.

                      ORTHODONTIC CENTERS OF AMERICA, INC.

                          5000 Sawgrass Village Circle
                                    Suite 25
                        Ponte Vedra Beach, Florida 32082


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                             To Be Held May 12, 1998


TO THE STOCKHOLDERS OF
ORTHODONTIC CENTERS OF AMERICA, INC.:


     The Annual Meeting of Stockholders of Orthodontic Centers of America, Inc. (the "Company") will be held on May 12, 1998, at 1:00 p.m. (Eastern Time) at the Marriott at Sawgrass Resort in Ponte Vedra Beach, Florida for the following purposes:

     (1)  To elect two nominees as Class I directors;

     (2) To ratify the appointment of the accounting firm of Ernst & Young LLP as independent auditors of the Company and its subsidiaries for the Company's 1998 fiscal year; and

     (3) To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on March 20, 1998, as the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof.

                                        By order of the Board of Directors,


                                        /s/ Bartholomew F. Palmisano, Sr.
                                        Bartholomew F. Palmisano, Sr.
                                        Corporate Secretary

Metairie, Louisiana
April 10, 1998

                                    IMPORTANT

     WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, TO ASSURE THE PRESENCE OF A QUORUM, PLEASE COMPLETE, DATE, SIGN AND MAIL THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE. IF YOU ATTEND THE MEETING AND WISH TO VOTE YOUR SHARES PERSONALLY, YOU MAY DO SO AT ANY TIME BEFORE THE PROXY IS EXERCISED.

                      ORTHODONTIC CENTERS OF AMERICA, INC.

                          5000 Sawgrass Village Circle
                                    Suite 25
                        Ponte Vedra Beach, Florida 32082

                                   ----------

                                 PROXY STATEMENT

                                   ----------


                                  INTRODUCTION

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board of Directors") of Orthodontic Centers of America, Inc. (the "Company"), to be voted at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at the Marriott at Sawgrass Resort in Ponte Vedra Beach, Florida, on May 12, 1998, at 1:00 p.m. (Eastern
Time), for the purposes set forth in the accompanying notice, and at any adjournment thereof. This Proxy Statement and the accompanying form of proxy are first being mailed or given to stockholders of the Company on or about April 10, 1998.

     If the enclosed proxy is properly executed, returned and not revoked, it will be voted in accordance with the instructions, if any, given by the stockholder, and if no instructions are given, it will be voted (a) FOR the election as Class I directors of the nominees listed thereon and described in this Proxy Statement, (b) FOR ratification of the appointment of the firm of Ernst & Young LLP as independent auditors of the Company and its subsidiaries for fiscal year 1998, and (c) in accordance with the recommendations of the Board of Directors on any other proposal that may properly come before the Annual Meeting. The persons named as proxies in the enclosed form of proxy were selected by the Board of Directors.

     Stockholders who sign proxies have the right to revoke them at any time before they are voted by written request to the Company. The giving of the proxy will not affect the right of any stockholder to attend the Annual Meeting and vote in person.

     The close of business on March 20, 1998, has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. As of the close of business on March 20, 1998, the Company had authorized 100,000,000 shares of Common Stock, $.01 par value per share (the "Common Stock"), of which 47,549,803 shares were outstanding and entitled to vote. The Common Stock is the Company's only class of voting stock with shares outstanding.


                        PROPOSAL 1: ELECTION OF DIRECTORS

Introduction

     In accordance with the Bylaws of the Company, the Board of Directors has divided the current Board of Directors into three classes, with two classes consisting of two directors each and one class consisting of three directors. One class of directors is elected each year for a term of three years. The term of each of the Company's current Class I directors, Geoffrey L. Faux and A Gordon Tunstall, expires at the Annual Meeting. The Board of Directors has nominated Messrs. Faux and Tunstall for election at the Annual Meeting as Class I directors to serve until the Company's Annual Meeting of Stockholders in 2001 and until their respective successors have been elected and qualified.

Messrs. Faux and Tunstall have each consented to be a candidate and to serve as a director of the Company, if elected.

     Unless a proxy specifies otherwise, the persons named in the proxy shall vote the shares covered thereby for the nominee designated by the Board of Directors listed below. Should the nominee become unavailable for election, shares covered by a proxy will be voted for a substitute nominee selected by the current Board of Directors.

     A director of the Company is elected by the affirmative vote of a plurality of the votes present or represented at the Annual Meeting and entitled to vote. The Company's Restated Certificate of Incorporation does not provide for cumulative voting and, accordingly, each stockholder may cast one vote per share for each nominee.

Class I Nominees

     The Board of Directors recommends that the stockholders vote FOR election of the following nominees as Class I directors of the Company:

Name                                       Age    Principal Occupation                            Director Since
----                                       ---    --------------------                            --------------
Geoffrey L. Faux......................     42     President of the Company (1997-Present);             1996
                                                  Executive Vice President and Chief
                                                  Administrative Officer of the Company
                                                  (1996-1997); Director, Investment Banking
                                                  Group, Prudential Securities Incorporated
                                                  (1992-1996)

A Gordon Tunstall.....................     54     President, Tunstall Consulting, Inc.                 1996

Continuing Directors

     The persons named below will continue to serve as directors of the Company until the annual meeting of stockholders in the year indicated below and until their successors are elected and take office. Stockholders are not voting on the election of the Class II and Class III directors. The following table shows the names, ages and principal occupations of each continuing director and the year in which each was first elected to the Board of Directors.

Name                                       Age    Principal Occupation                            Director Since
----                                       ---    --------------------                            --------------
Class II - Term Expires in 1999

Michael C. Johnsen....................     45     Chief Operating Officer of the Company               1994
                                                  (1997 - Present); Vice President of
                                                  Operations of the Company and certain
                                                  of its predecessor entities

Edward J. Walters, Jr.................     51     Attorney and Partner, Moore, Walters,                1994
                                                  Shoenfelt & Thompson, Baton Rouge,
                                                  Louisiana

Ashton J. Ryan, Jr....................     50     President, First National Bank of                    1996
                                                  Commerce, New Orleans, Louisiana

Class I - Term Expires in 2000

Gasper Lazzara, Jr., D.D.S............     55     Chairman of the Board and Chief Executive            1994
                                                  Officer of the Company and certain of its
                                                  predecessor entities

Bartholomew F. Palmisano, Sr. ........     51     Chief Financial Officer, Senior Vice                 1994
                                                  President, Treasurer and Secretary of the
                                                  Company and certain of its predecessor
                                                  entities

     Except as indicated above, the nominees and continuing directors have had the principal occupations indicated for more than five years. Dr. Lazzara and Mr. Johnsen are brothers-in-law.

     Mr. Tunstall also serves on the boards of directors of Advanced Lighting Technologies, Inc., Discount Auto Parts, Inc., Horizon Medical Products, Inc. and Romac International, Inc.

Meetings of the Board of Directors and Committees

     During 1997, the Board of Directors held two regularly scheduled and special meetings. Each director attended at least 75% of the meetings of the Board of Directors and committees on which such director served.

     The Board of Directors has established the standing committees described below. The Executive Committee acts on behalf of the Board of Directors on all matters concerning the management and conduct of the business and affairs of the Company except those matters that cannot by law be delegated by the Board of Directors. The Executive Committee is currently comprised of Messrs. Lazzara, Palmisano, Faux and Johnsen. The Executive Committee held one meeting during 1997.

     The Audit Committee selects and engages on behalf of the Company, subject to the approval of the stockholders, and fixes the compensation of, a firm of certified public accountants whose duty it is to audit the books and accounts of the Company and its subsidiaries for the fiscal year in which they are appointed, and who also report to the Audit Committee. The Audit Committee confers with the auditors and determines the scope of the auditing of the books and accounts of the Company and its subsidiaries. The Audit Committee is also responsible for determining that the business practices and conduct of employees and other representatives of the Company and its subsidiaries comply with the Company's policies and procedures. The Audit Committee is currently comprised of Messrs. Walters, Tunstall and Ryan. The Audit Committee held one meeting during 1997.

     The Compensation Committee establishes a general compensation policy for the Company and has the responsibility for the approval of increases in directors' fees and in salaries paid to officers and senior employees earning in excess of an annual base salary of $75,000. The Compensation Committee also possesses all of the powers of administration under all of the Company's employee benefit plans, including any stock option plans, bonus plans, retirement plans, stock purchase plans and medical, dental and insurance plans. In connection therewith, the Compensation Committee determines, subject to the provisions of the Company's plans, the directors, officers and employees of the Company eligible to participate in any of the plans, the extent of such participation and terms and conditions under which benefits may be vested, received or exercised. The Compensation Committee is currently comprised of Dr. Lazzara and Messrs. Walters and Tunstall. Dr. Lazzara was appointed to the Compensation Committee in March 1998. The Compensation Committee held one meeting during 1997.

     The Board of Directors has no standing nominating committee.

Compensation of Directors

     Directors of the Company are paid compensation of $1,250 for each meeting of the Board of Directors attended. Members of the Executive Committee of the Board of Directors receive a fee of $750 per month, and members of the Audit and Compensation Committees of the Board of Directors receive $625 per committee meeting attended. All directors receive reimbursement for necessary travel expenses incurred in attending Board of Directors or committee meetings.

     The Company's 1994 Non-Qualified Stock Option Plan for Non-Employee Directors (the "Director Plan") provides that directors who are not employees of the Company will automatically receive options to purchase 2,400 shares of Common Stock on the first trading date of each year at an exercise price equal to the market price of the Common Stock on the date of grant. The options (one-third of which may be exercised two years from the date of grant, one-third three years from the date of grant and one-third four years from the date of grant) terminate ten years from the date of grant. In addition, the options terminate if not exercised within 90 days after the director ceases to be a member of the Board of Directors unless the director dies, becomes disabled, retires or is terminated other than for cause. At March 1, 1998, options to purchase an aggregate of 26,400 shares of Common Stock had been granted to the Company's outside directors under the Director Plan. Of such options, 4,800 have become exercisable.

                        PROPOSAL 2: SELECTION OF AUDITORS

     The Audit Committee of the Board of Directors has selected the firm of Ernst & Young LLP as independent auditors of the Company and its subsidiaries for 1998, subject to the approval of the stockholders. This firm has served as the independent auditors of the Company since the Company's formation in July 1994. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they desire and will be available to respond to appropriate questions.

     The affirmative vote of the holders of a majority of the shares present or represented at the Annual Meeting and entitled to vote is needed to ratify the appointment of Ernst & Young LLP as auditors of the Company and its subsidiaries for 1998. If the appointment is not approved, the matter will be referred to the Audit Committee for further review.

     The  Board  of  Directors   recommends  that  the  stockholders   vote  FOR
ratification of the appointment of Ernst & Young LLP.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

     The following table sets forth information with respect to ownership of shares of Common Stock at March 20, 1998, by each of the Company's directors and Named Executive Officers and by all directors and executive officers of the Company as a group. Unless otherwise indicated, each of the stockholders listed below has sole voting and investment power with respect to the shares beneficially owned.

                                                   Number of Shares             Percentage of Shares
Beneficial Owner                                  Beneficially Owned           Beneficially Owned (1)
----------------                                  ------------------           ----------------------
Gasper Lazzara, Jr., D.D.S. (2)..............         5,050,560                      10.8%
Bartholomew F. Palmisano, Sr. (3)............         2,802,563                       6.0
Geoffrey L. Faux (4).........................           107,338                       *
Michael C. Johnsen...........................            62,738                       *
Paul J. Spansel..............................            45,070                       *
Edward J. Walters, Jr. (5)...................             5,400                       *
A Gordon Tunstall............................             5,000                       *
Ashton J. Ryan, Jr. .........................             1,200                       *
All Executive Officers and Directors
as a Group (nine persons)....................         8,108,038                      17.4

-----------

*    Less than 1%.

(1) In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options held by that person which are currently exercisable or which will become exercisable within 60 days following March 20, 1998, are deemed to be outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as otherwise indicated in a footnote to this table, the persons in this table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

(2) Includes options currently exercisable to purchase 122,025 shares of Common Stock. In connection with the settlement of litigation initiated by two orthodontists against the Company, such orthodontists entered into a voting trust agreement which provides that, until the later of the time at which the two orthodontists own no shares of Common Stock or October 18, 2004, Dr. Lazzara or a designee of Dr. Lazzara may vote the shares of the orthodontists. Such orthodontists hold 889,593 shares of Common Stock which are included in the table. Dr. Lazzara disclaims beneficial ownership of such shares. Of the shares deemed beneficially owned by Dr. Lazzara, an aggregate of 685,016 shares are held in separate trusts by a third party trustee for the benefit of each of Dr. Lazzara's children, and 151,832 shares are held in a charitable foundation of which Dr. Lazzara is a co-trustee. Dr. Lazzara disclaims beneficial ownership of such shares.

(3) Includes options currently exercisable to purchase 122,025 shares of Common Stock. Of the shares deemed beneficially owned by Mr. Palmisano, an aggregate of 707,016 shares are held in separate trusts by a third party trustee for the benefit of each of Mr. Palmisano's children. Mr. Palmisano disclaims beneficial ownership of such shares.

(4) Includes options currently exercisable to purchase 50,000 shares of Common Stock. Mr. Faux holds options to purchase an additional 80,000 shares of Common Stock that are not included in the table above.

(5) Includes options currently exercisable to purchase 4,000 shares of Common Stock.

     The following table sets forth information with respect to ownership of shares of Common Stock at March 20, 1998, by each person not listed in the table above that is known to the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock. Unless otherwise indicated, each of the stockholders listed below has sole voting and investment power with respect to the shares beneficially owned.

                                                                                                   Percent of
Name and Address                                               Number of Shares                   Common Stock
of Beneficial Owner                                         Beneficially Owned (1)           Beneficially Owned (1)
-------------------                                         ----------------------           ----------------------
The Capital Group Companies, Inc. and
  Capital Research and Management Company
  333 South Hope Street
  Los Angeles, CA  90071.............................              2,320,000                         5.2%
Denver Investment Advisors LLC
  1225 17th Street, 26th Floor
  Denver, CO 80202...................................              2,295,500                         5.1
Massachusetts Financial Services  Company
  500 Boylston Street
  Boston, MA 02116...................................              2,957,700                         6.6
T. Rowe Price Associates, Inc. and T. Rowe
  Price New Horizons Fund, Inc.
  100 East Pratt Street
  Baltimore, MD  21202...............................              3,517,300                         7.8

----------
(1) As disclosed in Schedule 13G filed with the Securities and Exchange Commission ("SEC").

Reports of Beneficial Ownership

     Section 16(a) of the Exchange Act requires the Company's directors, executive officers and persons who own more than 10% of the Common Stock to file with the SEC initial reports of ownership and reports of changes in ownership of the Common Stock. These officers, directors and stockholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) reports they file. There are specific dates by which these reports are to be filed, and the Company is required to report in this Proxy Statement any failure to file reports as required during 1997.

     Based solely upon its review of the copies of reports furnished to the Company and written representations from certain of the Company's directors and executive officers that no other reports were required, the Company believes that all Section 16(a) reporting and filing requirements relating to ownership of the Common Stock were complied with during 1997.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

     The following table reflects the compensation of Dr. Lazzara, the Company's Chief Executive Officer, and Messrs. Palmisano, Faux, Johnsen and Spansel, each of whom are executive officers of the Company and whose total annual compensation during 1997 exceeded $100,000 (the "Named Executive Officers"):


                           Summary Annual Compensation

                                                                                                             Long-Term
                                                                                                            Compensation
                                                                     Annual Compensation                       Awards
                                                        -----------------------------------------------   -----------------
                                                                                                             Securities
                                                                          Annual        Other Annual         Underlying
Name and Principal Position                   Year         Salary          Bonus        Compensation          Options
---------------------------                   ----         ------          -----        ------------          -------
Gasper Lazzara, Jr., D.D.S.,
     Chief Executive Officer.............     1997         $ 90,000           --           $11,500              120,000
                                              1996          107,164           --            10,750              250,050
                                              1995          150,000           --            10,250                 --

Bartholomew F. Palmisano, Sr.,
     Chief Financial Officer.............     1997         $150,000           --           $11,500              120,000
                                              1996          150,000           --            13,375              250,050
                                              1995          150,000           --            10,250                 --

Geoffrey L. Faux,
      President..........................     1997         $200,000       $120,000         $11,500               30,000
                                              1996            *              *               *                    *
                                              1995            *              *               *                    *

Michael C. Johnsen,
     Chief Operating Officer.............     1997         $159,616           --           $11,500               30,000
                                              1996          125,000       $  5,853           3,750               11,364
                                              1995          100,000           --            10,250                  400

Paul J. Spansel,
     Vice President of Financial
     Scheduling..........................     1997         $111,598           --              --                   --
                                              1996          102,099           --              --                40,000
                                              1995            *              *               *                   *

----------
* Total annual compensation did not exceed $100,000 during the period indicated.

Stock Option Grants and Exercises

     The following table sets forth certain information concerning stock options exercised by, and granted to, the Named Executive Officers in 1997. The Company granted no stock appreciation rights in 1997.

                                                                                               Potential Realizable
                            Number of     Percent of                                              Value at Assumed
                           Securities    Total Options                                         Annual Rates of Stock Price
                           Underlying     Granted to         Exercise or                      Appreciation for Option Term
                             Options     Employees in        Base Price       Expiration      ----------------------------
Name                         Granted     Fiscal Year         Per Share          Date              5%              10%
----                       ---------     -----------         ---------       ------------         --              ---
Gasper Lazzara, Jr.,
D.D.S...................    120,000          16%              $17.875        Dec. 1, 2007      $1,348,979(1)    $3,418,578(1)


Bartholomew F.
Palmisano, Sr. .........    120,000          16                17.875        Dec. 1, 2007       1,348,979(1)     3,418,578(1)


Geoffrey L. Faux........     30,000           4                17.250       Sept. 1, 2007         824,760(2)       325,451(2)


Michael C. Johnsen......     30,000           4                17.000        Oct. 3, 2007         320,736(3)       812,809(3)


Paul J. Spansel.........       --           --                   --                --                --               --

----------
(1) Based on closing price per share of the Common Stock of $17.875 on December 1, 1997, as reported on the New York Stock Exchange, less the exercise price of the options.

(2) Based on closing price per share of the Common Stock of $17.25 on September 1, 1997, as reported on the Nasdaq Stock Market National Market, less the exercise price of the options.

(3) Based on closing price per share of the Common Stock of $17.00 on October 3, 1997, as reported on the Nasdaq Stock Market National Market, less the exercise price of the options.

Stock Options Exercised and Year-End Values

     The following table provides certain information, with respect to the Named Executive Officers, concerning the exercise of options during 1997 and with respect to unexercised options at December 31, 1997.


                 Aggregated Option Exercises in Last Fiscal Year
                        and Fiscal Year-End Option Values

                                                                                                  Value of Unexercised
                                                                Number of Unexercised            In-the-Money Options
                                Shares                        Options at Fiscal Year-End          at Fiscal Year End(1)
                             Acquired on       Value        ----------------------------     ----------------------------
Name                           Exercise       Realized      Exercisable     Unexercisable     Exercisable     Unexercisable
----                           --------       --------      -----------     -------------     -----------     -------------
Gasper Lazzara, Jr.,
D.D.S.....................         --             --         122,025         248,025          $511,089           $ 536,589


Bartholomew F. Palmisano,
Sr. ......................         --             --         122,025         248,025           511,089             336,889


Geoffrey L. Faux..........         --             --          50,000          80,000           231,250             231,250


Michael C. Johnsen........       54,098        $811,470         --           159,800              --             2,157,925


Paul J. Spansel...........         --             --           2,700          62,000            16,188             707,813

----------

(1) Based upon the closing price per share of the Common Stock of $16.625 on December 31, 1997, as reported on the New York Stock Exchange, less the exercise price of the options.

Employment Contracts and Change-in-Control Arrangements

     The Company entered into employment agreements with each of Dr. Lazzara and Mr. Palmisano effective as of November 21, 1994. Each such employment agreement provides for a term of three years, which is automatically extended each year for an additional year. Each of Dr. Lazzara and Mr. Palmisano has agreed not to compete with the Company during the term of his respective employment agreement and for a period of two years thereafter. Under their respective employment agreements, Dr. Lazzara and Mr. Palmisano are each to receive an annual base salary of $150,000, subject to cost of living adjustments and annual increases in the discretion of the Compensation Committee of the Board of Directors, and each are entitled to participate in the Company's stock option plans and other benefit programs generally available to executive officers of the Company. In addition, each of Dr. Lazzara and Mr. Palmisano is entitled to receive an annual bonus in the discretion of the Compensation Committee.

     If the Company terminates the employment of Dr. Lazzara or Mr. Palmisano without "cause," as defined in their respective employment agreements, Dr. Lazzara or Mr. Palmisano, as applicable, is to receive any accrued salary, earned bonus and vested deferred compensation, and any stock options granted to him by the Company would immediately vest. In addition, he is to receive continued payment of his annual base salary for a period of three years (reduced by the amount of any compensation he receives during that time through other employment) and an amount equal to two times the average annual bonus paid to him during the two years prior to such termination. Dr. Lazzara and Mr. Palmisano may elect to receive a lump sum amount equal to the present value of such severance payments, but not less than two times their respective annual base salary.

     If Dr. Lazzara or Mr. Palmisano terminates his employment upon a "change of control" of the Company, as defined in their respective employment agreements, Dr. Lazzara or Mr. Palmisano, as applicable, is to receive any accrued salary, earned bonus and vested deferred compensation, and any stock options granted to him by the Company would immediately vest. In addition, he is to receive continued payment of his annual base salary for the remainder of the term of his employment agreement (reduced by the amount of any compensation he receives during that time through other employment) and an amount equal to two times the average annual bonus paid to him during the two years prior to such termination. Dr. Lazzara and Mr. Palmisano may elect to receive a lump sum amount equal to the present value of such severance payments, but not less than three times their respective annual base salary. Severance payments to Dr. Lazzara and Mr. Palmisano upon a change of control may not, however, exceed the maximum amount which the Company may deduct for federal income tax purposes pursuant to Section 280G of the Internal Revenue Code.

     The Company entered into an employment agreement with Mr. Faux effective as of September 1, 1996. Mr. Faux's employment agreement provides for a term of three years, which is to be automatically extended for an additional two year period unless either party provides the other party with prior written notice to the contrary. Mr. Faux has agreed not to compete with the Company during the term of his employment agreement and for a period of two years thereafter. Under Mr. Faux's employment agreement, he is to receive an annual base salary of $200,000, subject to annual increases in the discretion of the Compensation Committee of the Board of Directors, and he is entitled to participate in the Company's stock option plans and other benefit programs generally available to executive officers of the Company. In addition, under the terms of his employment agreement, Mr. Faux was granted options to purchase 100,000 shares and 30,000 shares of Common Stock under the Company's 1994 Incentive Stock Plan (the "Incentive Plan") on October 25, 1996 and September 1, 1997, respectively. On September 1, 1998 and, if the term of the employment agreement is extended, September 1, 1999 and 2000, Mr. Faux is to be granted options to purchase 40,000, 50,000 and 60,000 shares of Common Stock, respectively, under the Incentive Plan.

     In addition, for each fiscal year during the term of his employment agreement, Mr. Faux is to receive an annual cash performance bonus equal to either: (i) 40% of Mr. Faux's annual base salary if during such year the Company meets or exceeds certain performance criteria established by the Compensation Committee, (ii) 60% of his annual base salary if during such year the Company exceeds such performance criteria by at least 15%, or (iii) 80% of his annual base salary if during such year the Company exceeds such performance criteria by at least 22.5%. Further, at the end of each two fiscal year cycle during the term of Mr. Faux's employment agreement (beginning with fiscal years 1997 and
1998), he is to be granted options under the Incentive Plan to purchase  either:
(i) 20,000 shares of Common Stock under the Incentive Plan if the Company exceeds certain performance criteria established by the Compensation Committee for such two fiscal year cycle by at least 15%, (ii) 35,000 shares of Common Stock if the Company exceeds such criteria by at least 20%, or (iii) 50,000 shares of Common Stock if the Company exceeds such criteria by at least 25%.

     If the Company terminates Mr. Faux's employment without "cause," or if Mr. Faux terminates his employment for "good reason," each as defined in his employment agreement, Mr. Faux is to receive any accrued salary, earned bonus and vested deferred compensation, and any stock options granted to Mr. Faux by the Company would immediately vest. In addition, Mr. Faux is to receive continued payment of his annual base salary for a period of three years (reduced by the amount of any compensation he receives during that time through other employment) and an amount equal to two times the average annual bonus paid to Mr. Faux during the two years prior to such termination. Mr. Faux may elect to receive a lump sum amount equal to the present value of such severance payments, up to an amount equal to three times his annual base salary.

Compensation Committee Interlocks and Insider Participation

     The members of the Compensation Committee of the Board of Directors during 1997 were Messrs. Walters and Tunstall. There are no interlocks among the members of the Compensation Committee.


                        COMPENSATION COMMITTEE REPORT ON
                             EXECUTIVE COMPENSATION

     The following report is submitted by the Compensation Committee of the Board of Directors pursuant to rules established by the SEC and provides certain information regarding compensation of the Company's executive officers. The Compensation Committee is responsible for establishing and administering a general compensation policy and program for the Company. The Compensation Committee also possesses all of the powers of administration under the Company's employee benefit plans, including all stock option plans and other employee benefit plans. Subject to the provisions of those plans, the Compensation Committee must determine the individuals eligible to participate in each one of the plans, the extent of such participation and the terms and conditions under which benefits may be vested, received or exercised.

Compensation Policies

     The Company's executive compensation policies are designed to complement the Company's business objectives by motivating and retaining quality members of senior management, by aligning management's interests with those of the Company's stockholders and by linking total compensation to the performance of the Company. The Company's executive compensation policies generally consist of equity-based long term incentives, short term incentives and competitive base salaries. The Compensation Committee will continue to monitor the performance of the Company and its executive officers in reassessing executive compensation.

     During 1996, the Company retained the services of an independent consultant to assist the Company in developing a comprehensive executive compensation policy and to provide recommendations to the Compensation Committee on compensation of the Company's executive officers. The consultant conducted a review of the Company's executive compensation and presented a report to the Compensation Committee assessing the effectiveness of the Company's executive compensation policies and providing a comparison of base salaries and long term incentives paid to executive officers of 11 other publicly-traded, health care management companies. The consultant generally recommended that the Company adjust the base salaries of its executive officers to reflect competitive market practices, tie annual incentive amounts to certain performance criteria and establish long term incentives that align financial interests of the executives with increases in value to the Company's stockholders.

     Section 162(m) of the Code generally disallows a tax deduction by a public company for compensation in excess of $1,000,000 paid to the company's chief executive officer and four other most highly compensated executive officers. Qualifying performance-based compensation is not subject to the deduction limit if certain requirements are met. The Compensation Committee intends to structure the future compensation of the Company's executive officers so as to preserve the deductibility of such compensation under Section 162(m).

Base Salary

     The Compensation Committee reviews the base salaries of the Company's executive officers on an annual basis. Base salaries are determined based upon a subjective assessment of the nature and responsibilities of the position involved, the performance of the particular officer and of the Company, the officer's experience and tenure with the Company and base salaries paid to persons in similar positions with companies comparable to the Company. The base salaries paid to Dr. Lazzara, Mr. Palmisano and Mr. Faux are subject to the terms of their respective employment agreements with the Company.

Annual Bonus

     The employment agreements with Dr. Lazzara and Mr. Palmisano provide for annual bonuses in the discretion of the Compensation Committee. Dr. Lazzara and Mr. Palmisano have not been granted bonuses with respect to 1997. The Company's employment agreement with Mr. Faux provides for annual cash performance bonuses beginning in fiscal year 1997, in the event that the Company achieves certain performance criteria established by the Compensation Committee. Mr. Faux received a cash bonus during 1997 in the amount of $120,000.

Long-Term Incentives

     The Company's long-term compensation strategy is focused on the grant of stock options under the Company's Incentive Plan, which the Compensation Committee believes rewards executive officers for their efforts in improving long-term performance of the Common Stock and creating value for the Company's stockholders and aligns the financial interests of management with those of the Company's stockholders. During 1997, the Compensation Committee granted stock options to purchase 120,000 shares of Common Stock to each of Dr. Lazzara and Mr. Palmisano under the Incentive Plan. During 1997, Mr. Faux was granted stock options to purchase 30,000 shares of Common Stock under the Incentive Plan. Under the terms of his employment agreement, beginning in 1998, Mr. Faux is to be granted stock options in the event that the Company achieves certain long-term performance criteria established by the Compensation Committee. During 1997, Mr. Johnsen was granted options to purchase 30,000 shares of Common Stock under the Incentive Plan.

Chief Executive Officer Compensation for Fiscal Year 1997

     The compensation for Dr. Lazzara during 1997 focused on the grant of stock options. Based upon a subjective assessment of the performance of the Company and of Dr. Lazzara's contribution to that performance, in 1997 the Compensation Committee granted stock options to purchase 120,000 shares of Common Stock to Dr. Lazzara under the Company's Incentive Plan. Dr. Lazzara did not receive a cash bonus or salary increase during 1997.


                                   COMPENSATION COMMITTEE

                                   Edward J. Walters, Jr., Chairman
                                   Gasper Lazzara, Jr., D.D.S.
                                   A Gordon Tunstall

                          COMPARATIVE PERFORMANCE GRAPH


     The SEC  requires  the  Company to include in this Proxy  Statement  a line graph which compares the yearly percentage change in cumulative total stockholder return on the Common Stock with (i) the performance of a broad equity market indicator, and (ii) the performance of a published industry index or peer group index. Set forth below are two line graphs comparing the yearly percentage change in the cumulative total stockholder return on the Common Stock against the cumulative total return of (i) the CRSP Index for Nasdaq Stock Market (U.S. Companies) and CRSP Index for Nasdaq Health Services Stocks, and
(ii) the S&P 500 Index and a self-determined peer group. Each of the graphs assumes the investment of $100 on December 20, 1994 and the reinvestment of all dividends. The Common Stock was quoted on the Nasdaq Stock Market National Market until October 20, 1997, when the Common Stock was listed for trading on the New York Stock Exchange. Because of the October 20, 1997 listing of the Common Stock on the New York Stock Exchange, the Company is required to use a broad-based index which includes companies listed on the New York Stock Exchange. Pursuant to SEC requirements, the first graph has been prepared to compare the performance of the Common Stock on the CRSP Index for Nasdaq Stock Market (U.S. Companies) and the CRSP Index for Nasdaq Health Services Stocks used in its 1997 Proxy Statement.

     For the second graph, the Company has chosen the S&P 500 Index, a New York Stock Exchange-based index, as the broad equity market index and a peer group consisting of 24 publicly-traded healthcare practice management companies for use in this Proxy Statement. The peer group includes American Oncology Resources, Inc., Apogee, Inc., Apple Orthodontix, Inc., Castle Dental Centers, Inc., Coast Dental Services, Inc., Coastal Physician Group, Inc., Complete Management, Inc., EquiMed Inc., FPA Medical Management, Inc., MedCath, Inc., MedPartners, Inc., Monarch Dental Corp., Omega Orthodontics, Inc., OrthAlliance, Inc., PHP Healthcare Corp., Pediatrix Medical Group, PhyCor, Inc., Phymatrix Corp., Physician Reliance Network, Inc., Physicians Resource Group, Inc., Physicians Specialty Corp., ProMedCo Management Company, Sheridan Healthcare, Inc. and Specialty Care Network, Inc. The Company believes that the S&P 500 Index is the most appropriate broad market indicator because the S&P 500 Index generally is considered the leading New York Stock Exchange-based index. The Company selected the companies included in the peer group based on the similarity of the nature of the companies' business, as orthodontic, dental and other healthcare practice management companies, to that of the Company.


                      COMPARISON OF CUMULATIVE TOTAL RETURN
                     FOR THE PERIOD ENDING DECEMBER 31, 1997

                                    GRAPH #1


 [THE FOLLOWING TABLE WAS REPRESENTED BY A LINE GRAPH IN THE PRINTED MATERIAL.]


                                      12/20/94   12/29/95  12/31/96  12/31/97
                                       --------   --------  --------  --------

Orthodontic Centers of America, Inc.    100.0      410.6     544.7     566.0
Nasdaq Stock Market (US Companies)      100.0      146.0     179.5     220.4
Nasdaq Health Services Stocks           100.0      129.0     129.1     131.6
SIC 8000-8099 US & Foreign

                                    GRAPH #2


 [THE FOLLOWING TABLE WAS REPRESENTED BY A LINE GRAPH IN THE PRINTED MATERIAL.]


                                       12/20/94   12/29/95  12/31/96  12/31/97
                                       --------   --------  --------  --------

Orthodontic Centers Of America, Inc.    100.0      410.6     544.7     566.0
S&P 500 Stocks                          100.0      138.4     170.7     227.8
Self-Determined Peer Group              100.0      178.4     133.1     133.5


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In connection with the Company's 1997 Key Employee Stock Purchase Plan (the "Plan"), the Company financed 50% of the purchase price for each employee who purchased shares of the Common Stock pursuant to the Plan. Among those employees participating in the Plan were Messrs. Faux, Johnsen, Spansel and Anthony J. Paternostro, Vice President of Insurance Services of the Company. Each loan was evidenced by a promissory note, is a full recourse obligation of the employee secured by all of the shares of Common Stock acquired by the employee in connection with the loan, and bears interest at 6.01% per annum. In addition, Dr. Lazzara and Mr. Palmisano personally financed the remaining 50% of the purchase price for each employee, including Messrs. Faux, Johnsen, Spansel and Paternostro, who purchased shares of the Common Stock pursuant to the Plan, on terms comparable to the loans from the Company. Mr. Faux purchased 56,338 shares of Common Stock, for a total purchase price of $999,990.50. Mr. Johnsen purchased 56,388 shares of Common Stock, for a total purchase price of $999,990.50. Mr. Spansel purchased 45,070 shares of Common Stock, for a total purchase price of $779,992.50. Mr. Paternostro purchased 28,169 shares of Common Stock, for a total purchase price of $499,999.75. The outstanding principal and accrued interest under each loan is payable, in one lump-sum payment, on the earlier of (i) November 3, 2002 or (ii) termination of the employee's employment with the Company. If the employee sells or transfers any of the shares of Common Stock purchased under the Plan prior to that date, a proportionate amount of the loans and accrued interest will be become due and payable. If the employee holds the shares of Common Stock purchased under the Plan for three to five years, he or she will be entitled to 100% of any gains from a sale of the shares, and the Company will reduce the balance amount of its loan to the employee by 50% of the losses from such a sale or transfer. If the employee holds the shares of Common Stock for less than three years, he or she will be responsible for 100% of any losses, but entitled to only 50% of any gains, from such a sale or transfer.


                               GENERAL INFORMATION

Stockholder Proposals for 1999 Annual Meeting

     Stockholder proposals intended to be presented at the 1999 annual meeting of stockholders must be received by the Company at its executive offices at 5000 Sawgrass Village Circle, Suite 25, Ponte Vedra Beach, Florida 32082 not later than December 1, 1998 in order to be included in the proxy statement and proxy for the 1999 annual meeting.

Counting of Votes

     All matters specified in this Proxy Statement that are to be voted on at the Annual Meeting will be by written ballot. Inspectors of election will be appointed to, among other things, determine the number of shares outstanding, the shares represented at the annual meeting, the existence of a quorum and the authenticity, validity and effect of proxies, to receive votes of ballots, to hear and determine all challenges and questions in any way arising in connection with the right to vote, to count and tabulate all votes and to determine the result. Each item presented herein to be voted on at the Annual Meeting must be approved by the affirmative vote of the holders of the number of shares described under each such item. The inspectors of election will treat shares represented by proxies that reflect abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Abstentions, however, do not constitute a vote "for" or "against" any matter and thus will be disregarded in the calculation of a plurality or of "votes cast."

     Inspectors of election will treat shares referred to as "broker non-votes" as shares that are present and entitled to vote for purposes of determining the presence of a quorum. However, for purposes of determining the outcome of any matter as to which the broker has physically indicated on the proxy that it does not have discretionary authority to vote, those shares will be treated as not present and not entitled to vote with respect to that matter (even though those shares are considered entitled to vote for quorum purposes and may be entitled to vote on other matters).

Miscellaneous

     The Company will bear the cost of printing, mailing and other expenses in connection with this solicitation of proxies and will also reimburse brokers and other persons holding shares in their names or in the names of nominees for their expenses in forwarding this proxy material to the beneficial owners of such shares. Certain of the directors, officers and employees of the Company may, without any additional compensation, solicit proxies in person or by telephone.

     A copy of the Company's 1997 Annual Report to Stockholders has been mailed to all stockholders entitled to notice of and to vote at the Annual Meeting.



April 10, 1998

                                   PROXY CARD


                      ORTHODONTIC CENTERS OF AMERICA, INC.

                    Proxy for Annual Meeting of Stockholders


     The undersigned hereby appoints Gasper Lazzara, Jr., D.D.S. and Bartholomew
F. Palmisano, Sr., and either of them, as proxies, with full power of substitution and resubstitution, to vote all of the shares of Common Stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Orthodontic Centers of America, Inc. (the "Company") to be held at the Marriott at Sawgrass Resort in Ponte Vedra Beach, Florida on Tuesday, May 12, 1998, at 1:00 p.m. (Eastern Time), and at any adjournment thereof.

     In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the Annual Meeting or any adjournment thereof.

     This proxy is being solicited by the Board of Directors and will be voted as specified. If not otherwise specified, the above named proxies will vote (a) FOR the election as Class I directors of the nominees named on this card, (b) FOR the ratification of the appointment of Ernst & Young LLP as independent auditors of the Company and its subsidiaries for 1998 and (c) in accordance with the recommendations of the Board of Directors on any other matters that may properly come before the Annual Meeting.

                           (Continued on reverse side)

1.   Election of Class I Directors.
     Nominees:    Geoffrey L. Faux
                  A Gordon Tunstall

FOR all nominees       WITHHOLD AUTHORITY
listed (except as      to vote for all
marked to the          nominees listed
contrary below)
                            |_|
    |_|

INSTRUCTION:  To withhold  authority  to          Dated: _________________, 1998
vote for an individual nominee, write his name in the following space:

----------------------------------------         -------------------------------
                                                  Signature

2.   Proposal to ratify the  appointment
     of Ernst & Young LLP as independent
     auditors  of the  Company  and  its
     subsidiaries for 1998.                      -------------------------------
                                                 Signature if held jointly

     FOR          AGAINST        ABSTAIN         IMPORTANT: Please sign exactly
     |_|            |_|            |_|           as your  name or names  appear
                                                 on   this   proxy   and   mail
                                                 promptly   in   the   enclosed
                                                 envelope. If you sign as agent
                                                 or  in  any  other   capacity,
                                                 please  state the  capacity in
                                                 which you sign.